   As filed with the Securities and Exchange Commission on December 1, 1994
                                                    Registration No. 33-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
          DELAWARE                                   75-1873956
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)               Identification No.)
                         8080 North Central Expressway
                                   Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ----------

      JEANNETTE P. MEIER, ESQ.                With a copy to:
      Executive Vice President,        CHARLES D. MAGUIRE, JR., ESQ.
    Secretary and General Counsel        Jackson & Walker, L.L.P.
       Sterling Software, Inc.                901 Main Street
    8080 North Central Expressway               Suite 6000
             Suite 1100                     Dallas, Texas 75202
         Dallas, Texas 75206                   (214) 953-5850
                (214) 891-8685

     (Name, address, including zip code, and
     telephone number, including area code,
                of agent for service)
                                ----------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
   Title of Each Class        Amount       Proposed Maximum     Proposed Maximum
     of Securities to          to be         Offering Price         Aggregate          Amount of
be Registered               Registered        Per Unit(1)       Offering Price(1)   Registration Fee
- ----------------------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share             82,650 shares        $29.50             $2,438,175            $841
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on November 23, 1994.
                                ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                                 82,650 Shares

                            STERLING SOFTWARE, INC.

                                  Common Stock

     Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 (as amended, the "Merger Agreement"), Sterling Software, Inc., a Delaware corporation ("Sterling" or the "Company") acquired KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), through the merger (the "Merger") of a wholly owned subsidiary of Sterling ("Merger Sub") with and into KnowledgeWare effective November 30, 1994.

     This Prospectus relates to the issuance by Sterling of up to 82,650 shares (the "Warrant Shares") of Common Stock, par value $.10 per share ("Sterling Common Stock"), that are issuable upon exercise of certain warrants (the "Warrants") that had been issued by KnowledgeWare in June 1994 and were assumed by Sterling pursuant to the Merger. As a result of the Merger, each Warrant entitles the holder thereof to purchase .1653 of a share of Sterling Common Stock (the exchange ratio in the Merger (the "Exchange Ratio")) at an exercise price of $17.50 for such fraction, subject to certain adjustments, at anytime until June 9, 1997; provided that Warrants are exercisable only for whole shares of Sterling Common Stock and no cash will be paid in lieu of fractional Warrants or fractional shares of Sterling Common Stock. In general, the Warrant Shares, when and if issued upon the exercise of the Warrants, may be resold without restriction under the Securities Act of 1933, as amended (the "Securities Act"). See "Description of Warrants and Plan of Distribution."

     The Sterling Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "SSW." On November 29, 1994, the closing price of the Sterling Common Stock on the NYSE was $30.00. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $18,000.00.


                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------
               The date of this Prospectus is ____________, 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Sterling Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Sterling Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number at such address is (214) 891-8600.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994;

     (ii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended December 31, 1993;

     (iii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994;

     (iv) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended June 30, 1994;

     (v) Current Report on Form 8-K (File No. 1-8465) dated November 15, 1993, filed November 16, 1993;

     (vi) Current Report on Form 8-K (File No. 1-8465) dated July 31, 1994, filed August 2, 1994;

     (vii) Current Report on Form 8-K (File No. 1-8465) dated August 1, 1994, filed August 2, 1994;

     (viii) Current Report on Form 8-K (File No. 1-8465) dated August 31, 1994, filed September 2, 1994;

     (ix) Current Report on Form 8-K (File No. 1-8465) dated November 3, 1994, filed November 3, 1994;

     (x) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 14, 1994;

     (xi) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 25, 1994; and

     (xi) the description of the Sterling Common Stock contained in Sterling's Registration Statement on Form 8-A (File No. 0-108465), filed
            March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas,

Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).


                                USE OF PROCEEDS

     The proceeds received by the Company upon exercise of the Warrants, if any, will be used for general corporate purposes, including, but not limited to, operating and working capital requirements. As of the date of this Prospectus, there were outstanding Warrants to purchase an aggregate of 82,650 shares of Sterling Common Stock, exercisable at the price of $105.87 per share, and expiring on June 9, 1997. The number of shares of Sterling Common Stock issuable upon exercise of the Warrants, and the exercise price thereof, are subject to adjustment for stock splits and similar events in accordance with the terms of the Warrant Agreement (as amended or supplemented, the "Warrant Agreement") dated June 9, 1994 between KnowledgeWare and Trust Company Bank, Atlanta, Georgia, as warrant agent (the "Warrant Agent"), pursuant to which the Warrants were issued.


                DESCRIPTION OF WARRANTS AND PLAN OF DISTRIBUTION

BACKGROUND

     According to the public filings of KnowledgeWare prior to the effectiveness of the Merger, the Warrants were issued in connection with a complaint that was filed on December 18, 1994, in the United States District Court for the Northern District of Georgia, Atlanta Division which consolidated and amended several class action lawsuits previously filed against KnowledgeWare in October 1991. This action, styled In re: KnowledgeWare, Inc. Shareholder Litigation, Master File No. 1:92-CV-1651-JTC, pending in the United States District Court for the Northern District of Georgia (the "1991 Class Action"), was a class action lawsuit alleging violations of Sections 20 and 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act. In summary, the complaint alleged that KnowledgeWare misrepresented or failed to disclose material facts which would have a material adverse impact on KnowledgeWare or approved such misrepresentations and omissions. The complaint sought compensatory damages and reimbursements for the plaintiffs' fees and expenses. On January 26, 1994, KnowledgeWare entered into and the District Court preliminarily approved a stipulation of settlement of the 1991 Class Action (the "Settlement Agreement"). By entering into the settlement, KnowledgeWare did not admit the allegations in the suit and, to the contrary, denied any wrongdoing. The Settlement Agreement, which received final court approval in April 1994, required a cash payment of $1,750,000, all of which was paid by KnowledgeWare's insurance carrier, and the issuance by KnowledgeWare of the Warrants, which allowed the holders to acquire an aggregate of 500,000 shares of common stock, without par value ("KnowledgeWare Common Stock"), of KnowledgeWare at a price of $17.50 per share. On August 30, 1994, the plaintiffs in the 1991 Class Action filed a "Motion to Enforce Stipulation of Settlement, for Temporary Injunction of Merger and for Damages Resulting from Fraud" (the "Motion"). In the Motion, the plaintiffs allege that the proposed business combination between KnowledgeWare and Sterling and the announcement by KnowledgeWare that it modified its accounting policy for revenue recognition and restated financial results for the first three quarters of fiscal year 1994 resulted in a substantially reduced value of the Warrants available to the plaintiffs under the Settlement Agreement. Accordingly, the plaintiffs moved the District Court for a decree of specific performance of the terms of the Settlement Agreement entailing the delivery of new warrants of equivalent value to the original value of the Warrants, and for a preliminary injunction of the consummation of any business combination between KnowledgeWare and Sterling, pending compliance by KnowledgeWare with the terms of the Settlement Agreement. Alternatively, the plaintiffs moved for a declaration that the Warrant Agreement set forth in the Settlement Agreement was the product of fraud and for an award to the plaintiffs of the appropriate measure of damages. The plaintiffs have subsequently filed a motion requesting the withdrawal of their request for the preliminary injunction.

EFFECT OF THE MERGER

     Pursuant to the terms of the Merger Agreement, Sterling assumed the Warrants upon consummation of the Merger. Each Warrant is exercisable on the terms and conditions set forth in the Warrant Agreement, except that in accordance with the automatic adjustment provisions of the Warrant Agreement,
(a) each such Warrant became exercisable for the number of shares of Sterling Common Stock into which the number of shares of KnowledgeWare Common Stock under the unexercised portion of the Warrant would have been converted immediately prior to the effective time of the Merger, and (b) the exercise price per share of Sterling Common Stock became equal to an amount equal to the exercise price for a share of KnowledgeWare Common Stock subject to such Warrant immediately prior to the effective time of the Merger divided by the Exchange Ratio. Accordingly, as a result of the Merger, there currently are outstanding Warrants to purchase an aggregate of 82,650 shares of Sterling Common Stock with an exercise price of $105.87 for each share of Sterling Common Stock.

DESCRIPTION OF WARRANTS

     GENERAL.  The Warrants are issued in certificated form ("Warrant
     -------
Certificates") pursuant to the provisions of the Warrant Agreement. The following summary description of the Warrants and the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, which is filed as an exhibit to the Registration Statement.

     Each Warrant entitles the registered holder thereof (the "Warrantholder") to purchase .1653 of a share of Sterling Common Stock at an exercise price of $17.50 for such fraction, subject to certain adjustments, at any time from June 9, 1994 through June 9, 1997 (the "Exercise Period"); provided that Warrants are exercisable only for whole shares of Sterling Common Stock and no cash will be paid in lieu of fractional Warrants or fractional shares of Sterling Common Stock.

     TRANSFER AND EXCHANGE.  Warrants may be presented for exchange or
     ---------------------
registration of transfer (with the form of assignment on the reverse side thereof fully completed and executed) at the stock transfer office of the Warrant Agent. The Warrants have not been, and are not expected to be, listed on any exchange or traded in an interdealer quotation system. There is no assurance that there will be a market for the Warrants.

     EXERCISE OF WARRANTS.  The Warrants can be exercised for whole shares of
     --------------------
Sterling Common Stock, at any time and from time to time during the Exercise Period, by surrendering to the stock transfer office of the Warrant Agent a Warrant Certificate with the form of election to purchase on the reverse side thereof duly completed and signed by the Warrantholder or his or her duly authorized agent indicating the Warrantholder's election to exercise all or a portion (consisting of whole Warrants) of the Warrant evidenced by such Warrant Certificate. The election to purchase must be accompanied by (i) payment of the exercise price of the Warrants to be exercised and (ii) an amount equal to any applicable transfer tax, which payment may be made in the form of cash or a certified or official bank check payable in lawful money of the United States to the order of the Company. The Warrant Agent will return a certificate evidencing the number of shares of Sterling Common Stock issued upon exercise of the Warrant, together with a new Warrant Certificate if less than all of the shares covered by the Warrant Certificate are being purchased. The shares of Sterling Common Stock received upon exercise of the Warrants are being offered directly by the Company to the Warrantholders, without participation by any brokers, dealers or underwriters. No discounts, commissions or other compensation will be paid in connection with this offering.

     In general, the Warrant Shares, when and if issued upon the exercise of the Warrants, may be resold without restriction under the Securities Act.

     ADJUSTMENTS.  The number of securities issuable upon exercise of the
     -----------
Warrants and the exercise price of the Warrants are subject to adjustment upon the occurrence of specified events including stock dividends, stock splits, reorganization or certain other occurrences, all as set forth in the Warrant Agreement. There is no adjustment for the payment of cash dividends, if any, by the Company on the Sterling Common Stock.

     MODIFICATION AND WAIVER.  The Company and the Warrant Agent may from time
     -----------------------
to time supplement or amend the Warrant Agreement or the provisions of the Warrant Certificates without the approval of the Warrantholders in order to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission therein, or to make any other provisions in regard to matters or questions arising thereunder and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interest of the Warrantholders.

     FRACTIONAL INTERESTS.  No Warrant Certificate evidencing a fraction of a
     --------------------
Warrant, fractions of shares of Sterling Common Stock on the exercise of the Warrants, or cash in lieu of fractional Warrants or shares will be issued.

     NO RIGHTS AS STOCKHOLDERS.  The Warrantholders as such are not entitled to
     -------------------------
vote, receive dividends or exercise any of the rights of holders of shares of Sterling Common Stock for any purpose until such Warrants have been duly exercised and payment of the exercise price has been made.


                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.


                                    EXPERTS

     The consolidated financial statements and financial statement schedules appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No.1 filed January 26, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the years 1992 and 1991, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Prospectus have been incorporated herein on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon authority of that firm as experts in accounting and auditing.

===========================================     ===============================




No person has been authorized in connection
with the offering made hereby to give any
information or to make any representation
not contained in this Prospectus and, if
given or made, such information or
representation must not be relied upon.
This Prospectus does not constitute an offer
to sell or a solicitation of an offer to buy
any securities other than registered securities
to which it relates, or an offer to or a
solicitation of any person in any jurisdiction
where such offer or solicitation would be
unlawful.  Neither the delivery of this
Prospectus nor any sale made hereunder
shall, under any circumstances, create any
implication that the information contained
herein is correct as of any date subsequent          STERLING SOFTWARE, INC.
to the date hereof.
                                                          PROSPECTUS

                                                                     , 1994
                                                          -----------






                TABLE OF CONTENTS
                -----------------

                                       Page
Available Information.................    2
Incorporation of Certain
 Documents by Reference...............    2
Use of Proceeds.......................    4
Description of Warrants
 and Plan of Distribution.............    4
Legal Matters.........................    7
Experts...............................    7

===========================================     ===============================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
               -------------------------------------------

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:


          Registration Fee.................  $   841.00
          Printing and Engraving Expenses..    6,000.00
          Accounting Fees and Expenses.....    5,000.00
          Legal Fees and Expenses..........    5,000.00
          Miscellaneous....................    1,159.00
                                             __________
          Total............................  $18,000.00
                                             ==========

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's Certificate of Incorporation, Bylaws, any agreement or otherwise.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 16.  EXHIBITS.
               --------

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


Exhibit
Number    Description of Exhibit
- --------  ----------------------
1         None.

2.1       Amended and Restated Agreement and Plan of Merger dated as of August
          31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI
          Corporation.(1)

2.2       Agreement dated October 11, 1994 among the Registrant, KnowledgeWare,
          Inc. and SSI Corporation.(1)

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc.
          and SSI Corporation.(1)

4.1       Certificate of Incorporation of the Registrant.(2)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant.(3)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant.(4)

4.4       Restated Bylaws of the Registrant.(5)

4.5       Form of Common Stock Certificate.(6)

4.6       Warrant Agreement dated June 9, 1994 between KnowledgeWare, Inc. and
          Trust Company Bank.(7)

4.7       Supplemental Warrant Agreement dated as of November 30, 1994 between
          KnowledgeWare, Inc. and Trust Company Bank.(7)

5         Opinion of Jackson & Walker, L.L.P.(7)

8         None.

12        None.

15        None.



23.1      Consent of Ernst & Young LLP./(7)/

23.2      Consent of Arthur Andersen LLP./(7)/

23.3      Consent of Coopers & Lybrand L.L.P. /(7)/

23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/

25        None.

26        None.

27        None.

28        None.

- ------------------------

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-56185 on Form S-4 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration No. 33-
      47131 on Form S-8 and incorporated herein by reference.

/(6)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-86825 on Form S-1 and incorporated herein by reference.

/(7)/ Filed herewith.

    ITEM 17.  UNDERTAKINGS.
              ------------

    (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

    Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 30th day of November, 1994.



                                             STERLING SOFTWARE, INC.



                                             By: /s/ Jeannette P. Meier
                                                --------------------------

                                                 Name: Jeannette P. Meier
                                                 ------------------------

                                                 Title: Executive Vice President
                                                 -------------------------------

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                       Title                     Date
        ----------                       -----                     ----
                                   President, Chief
                                   Executive Officer
/s/ STERLING L. WILLIAMS             and Director            November 30, 1994
- --------------------------   (Principal Executive Officer)
Sterling L. Williams           Executive Vice President
                                      and Chief
/s/ GEORGE H. ELLIS                Financial Officer         November 30, 1994
- --------------------------     (Principal Financial and
George H. Ellis                  Accounting Officer)

/s/ SAM WYLY                        Chairman of the          November 30, 1994
- --------------------------        Board of Directors
Sam Wyly

/s/ CHARLES J. WYLY, JR.         Vice Chairman of the        November 30, 1994
- --------------------------        Board of Directors
Charles J. Wyly, Jr.


/s/ EVAN A. WYLY                       Director              November 30, 1994
- --------------------------
Evan A. Wyly

/s/ MICHAEL C. FRENCH                  Director              November 30, 1994
- --------------------------
Michael C. French


/s/ ROBERT J. DONACHIE           Chairman of the Audit       November 30, 1994
- --------------------------      Committee and Director
Robert J. Donachie


/s/ PHILLIP A. MOORE                Executive Vice           November 30, 1994
- --------------------------            President,
Phillip A. Moore                Technology and Director


/s ROBERT E. COOK                      Director              November 30, 1994
- --------------------------
Robert E. Cook


/s/ DONALD R. MILLER, JR.              Director              November 30, 1994
- --------------------------
Donald R. Miller, Jr.

                               INDEX TO EXHIBITS


Exhibit
Number    Description of Exhibit
- ------    ----------------------
1         None.

2.1       Amended and Restated Agreement and Plan of Merger dated as of August
          31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI
          Corporation./(1)/

2.2       Agreement dated October 11, 1994 among the Registrant, KnowledgeWare,
          Inc. and SSI Corporation./(1)/

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc.
          and SSI Corporation./(1)/

4.1       Certificate of Incorporation of the Registrant./(2)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(4)/

4.4       Restated Bylaws of the Registrant./(5)/

4.5       Form of Common Stock Certificate./(6)/

4.6       Warrant Agreement dated June 9, 1994 between KnowledgeWare, Inc. and
          Trust Company Bank./(7)/

4.7       Supplemental Warrant Agreement dated as of November 30, 1994 between
          KnowledgeWare, Inc. and Trust Company Bank./(7)/

5         Opinion of Jackson & Walker, L.L.P./(7)/

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP./(7)/

23.2      Consent of Arthur Andersen LLP./(7)/

23.3      Consent of Coopers & Lybrand L.L.P. /(7)/


23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/

25        None.

26        None.

27        None.

28        None.

- ----------------

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33 -56185 on Form S-4 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration No. 33-
      47131 on Form S-8 and incorporated herein by reference.

/(6)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-86825 on Form S-1 and incorporated herein by reference.

/(7)/ Filed herewith.